Exhibit 99.1

Sabre Corporation Announces Upsizing and Pricing of Senior Secured Notes Offering

SOUTHLAKE, Texas, Nov. 21, 2022 /PRNewswire/ — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced that its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) upsized and priced an offering of $555,000,000 aggregate principal amount of 11.250% senior secured notes due 2027 (the “Secured Notes”), an upsize of $20,000,000 over the amount previously announced. The sale of the Secured Notes is expected to close on December 6, 2022, subject to customary closing conditions.

The Secured Notes will pay interest semi-annually in arrears, at a rate of 11.250% per year, and will mature on December 15, 2027. The Secured Notes will be guaranteed by Sabre Holdings Corporation and each subsidiary that borrows under or guarantees Sabre GLBL’s senior secured credit facility. The Secured Notes and the note guarantees will be secured, subject to permitted liens, by a first-priority security interest in substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors (other than certain excluded assets).

The net proceeds from the sales of the Secured Notes will be used for the repayment of approximately $536 million aggregate principal amount of debt under Sabre’s Term Loan B (scheduled to mature in 2024), plus accrued and unpaid interest and related fees and expenses. Sabre will incur no additional indebtedness in connection with the issuance of the Senior Notes, other than amounts covering the original issue discount (OID) and such interest, fees and expenses.

The Secured Notes and the related note guarantees have been offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Secured Notes and the related note guarantees have not been, and will not be, registered under the Securities Act or any state securities laws. The Secured Notes and the related note guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Secured Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Secured Notes were made only by means of a private offering circular. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Sabre Corporation

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “believe,” “likely,” “encouraged,” “resilient,” “outlook,” “goal,” “opportunity,” “target,” “future,” “trend,” “plan,” “guidance,” “anticipate,” “will,” “forecast,” “continue,” “on track,” “objective,” “trajectory,” “scenario”, “strategy,” “estimate,” “project,” “possible,” “may,” “should,” “would,” “intend,” “potential,” or the negative of these terms or other comparable terminology, including statements regarding the completion of the potential offering and the use of related proceeds. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 18, 2022, our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2022 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com

SOURCE Sabre Corporation